Exhibit 10.1

December 26, 2018 Crypto Dividends Allocation Scope of Work	www.KryptoPal.io 515 E Grant St, Suite 150, Phoenix AZ 85004

Statement of Work (SOW)

STATEMENT OF WORK

By and Between

KRYPTOPAL and STERLING CONSOLIDATED CORP

This Statement of Work (“SOW”) is made and effective as of the 31st day of December 2018 (“Effective Date”) by and between STERLING CONSOLIDATED CORP (“STERLING”), located at 1105 Green Grove Rd., Neptune, NJ 07753, USA and KRYPTOPAL INC (“KRYPTOPAL”) located at 515 E Grant St, Suite 150, Phoenix AZ 85004, USA (“Provider”) and defines the scope of Services to be performed by the Provider hereunder. All capitalized terms not otherwise defined herein will have the meanings given to them in the Agreement.

The services performed under this SOW for STERLING products development shall be performed at KRYPTOPAL locations. Should Provider’s locations be required to change to better serve STERLING purposes; said change will be mutually agreed upon and effected,

The KRYPTOPAL team is pleased to present a proposal to STERLING. As a proven provider in the development of Blockchain and Crypto related products and solutions, KRYPTOPAL is uniquely suited to provide a software solution focused on the specific needs of STERLING.

KRYPTOPAL has a dedicated team of resources providing these services. Located in Scottsdale, Switzerland, Bangkok and Bangalore, KRYPTOPAL is able to leverage a cost-effective blended team to provide solutions at the right level of risk to meet the challenge.

Scope of Work

Provider has been retained to provide software development support and assistance to develop STERLING products. The current need is for Web and Blockchain and Crypto resources, with likely scope expansion to additional skills as agreed by STERLING and Provider. The Scope of Work for this project is based on fixed time and budget basis, but it can be changed by STERLING based on business needs. KRYPTOPAL will accommodate the changes as per the direction and provide resources for the additional work required.

Tasks/deliverables involved in the scope are:

-	Process to load shareholders data (as required) using Excel or CSV file
-	Review of Sterling’s existing DiMO token (currently on the Rinkeby test network) and implementations or updates or modifications before release to the public
-	Process to communicate shareholders about the crypto dividend and next steps
-	Provide a portal/app for the shareholders to login, create profile and track allocated tokens
-	Process to create crypto wallets for each shareholder
-	Process to allocate required crypto tokens to each shareholder
-	Process for STERLING to allocate tokens manually (to shareholders) if required

December 26, 2018 Crypto Dividends Allocation Scope of Work	www.KryptoPal.io 515 E Grant St, Suite 150, Phoenix AZ 85004

KRYPTOPAL Responsibilities:

In addition to any other obligations described in this SOW, Provider is responsible to:

1.	Provide Infrastructure facilities to all KRYPTOPAL resources.

2.	Ensure timeliness of deliverables, as mutually agreed.

3.	Submit invoices in accordance with the Fees and Payment Structure approved by STERLING for the applicable billing period; Invoices will be submitted in a timely manner with applicable support.

4.	Provider is performing for STERLING under other SOWs and will be scheduled as appropriate to coordinate with such other work to avoid redundancy in effort.

5.	Report against specific projects, all hours, detailed expenses, if any, for each month, with distinct separation of projects and systems;

6.	Induct and train new resources, at No cost to STERLING, for at Least one week on STERLING processes, standards and guidelines, before productively deploying the resources under this SOW. Send invoices to STERLING address.

Schedule and Cost

Project Start Date: January 7th, 2019

Project End Date: April 10th, 2019

Based on skills provided, KRYPTOPAL will be billing total of $30,000 with below payment due schedule.

•	Jan 10th, 2019: $5,000
•	Feb 10th, 2019 $5,000
•	Feb 20th, 2019: $10,000
•	Apr 10th, 2019: $10,000

In addition to the above payment, total of 200,000 shares of Sterling Consolidated Corp common stock, payable upon completion of the project.

Any scope change(s) that impact implementation schedule and/or cost will be addressed through a formal change order process. No changes will occur unless agreed upon, in writing, between KRYPTOPAL and STERLING.

Checks are payable to KRYPTOPAL

Checks can be mailed to:

KRYPTOPAL

515 E Grant St, Suite 150

Phoenix AZ 85004

December 26, 2018 Crypto Dividends Allocation Scope of Work	www.KryptoPal.io 515 E Grant St, Suite 150, Phoenix AZ 85004

APPROVALS

STERLING Scott Chichester, CFO	KRYPTOPAL Venkat Nallapati Founder